BDO Hernández Marrón y Cía, S.C.
Contadores Públicos y
Consultores de Empresas

Av. Ejército Nacional 904 Piso 7
Colonia Los Morales Polanco
11510 México, D.F.
Tel. (55) 5901 3900
Fax (55) 5901 3925
www.bdo.com.mx

Report of Independent Registered Accounting Firm

To the Shareholders of
Grupo Vasconia, S.A.B. (formerly Ekco, S.A.B.)

We have audited the accompanying consolidated balance sheets of Grupo Vasconia, S.A.B. (formerly Ekco, S.A.B.) and subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of income, changes in shareholders' equity and statements of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Mexico. These standards require that we plan and perform the audits in order to obtain reasonable assurance as to whether the financial statements are free of material misstatements and whether they are prepared according to Mexican financial reporting standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the financial information reporting standards used, the significant estimates made by Management and the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Grupo Vasconia, S.A.B. (formerly Ekco, S.A.B.) and subsidiaries as of December 31, 2009 and 2008, and the consolidated results of its operations, the consolidated changes in shareholders' equity and the consolidated cash flows for the years then ended, in conformity with Mexican financial reporting standards.

These consolidated financial statements have been translated into English solely for the convenience of readers of this language. In all cases where there are any disagreements between the English and Spanish versions, the Spanish version shall be considered authoritative and controlling.

BDO Hernández Marrón y Cía., S.C.

Bernardo Soto Peñafiel
Audit Partner

Mexico City
March 11, 2010